As filed with the Securities and Exchange Commission on ---------------.

                        REGISTRATION NO.

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549
                               FORM SB-2/A-1
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GRAFIX2GO, INC.
                              ----------------
               (Name of Small Business Issuer in its Charter)

     Nevada                    --------------                   37-1423359
------------------             --------------                  ------------
(State or Other              (Primary Standard             (I.R.S. Employer
 Jurisdiction of                 Industrial                  Identification
 Incorporation or              Classification                          No.)
 Organization)                  Code Number)

               2211 North Fairfield Road, Layton, Utah 84041
               ----------------------------------------------
                               (801) 771-0694
                              ---------------
 (Address and Telephone Number of Registrant's Principal Place of Business)

                         Gateway Enterprises, Inc.
                         -------------------------
        3230 East Flamingo Road, Suite 156, Las Vegas, Nevada 98121
        ------------------------------------------------------------
                               (800) 992-4333
                               --------------
         (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:
                          Ronald L. Poulton, Esq.
                             Poulton & Yordan
                    136 East South Temple, Suite 1700-A
                        Salt Lake City, Utah  84111
                               (801) 355-1341

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ] ___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] _____________________


                      CALCULATION OF REGISTRATION FEE

____________________________________________________________________________________

                                          Proposed       Proposed
Title of Each                             Maximum        Maximum
Class of                 Number of        Offering       Aggregate      Amount of
Securities to            Securities to    Price Per      Offering       Registration
be Registered            be Registered    Share          Price (1)      Fee
____________________________________________________________________________________
Common Stock              200,000         $1.00          $200,000       $18.40

Shares of Common          100,000 (2)      1.00           100,000       $ 9.20
Stock Underlying
Series A Convertible
Preferred Shares

Shares of Common           36,000 (2)      1.00            36,000       $ 3.31
Stock Underlying
Series B Convertible
Preferred Shares
____________________________________________________________________________________

     TOTAL                                               $336,000       $30.91
____________________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2) Shares of common stock issuable by registrant from time to time upon conversion of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.



                                 GRAFIX2GO

                  Maximum Offering:  200,000 shares of common stock
                           Offering Price: $1.00 per share
____________________________________________________________________________________
Grafix2Go                                  This is our initial public offering.  No
2211 North Fairfield Road                  public market currently exists for our
Layton, Utah 84041                         shares, although we intend to apply for
                                           listing on the Over-The-Counter Bulletin
The Offering                               Board in the future.  We know of no
                     Per      Total        market makers for our common stock.
                    Share     Maximum      The offering price may not
                  --------- ----------     reflect the market price of our shares
Public Price . . . $   1.00 $  200,000     after the offering.
Underwriting
 Discounts . . . .      -0-        -0-     There is no minimum offering amount and
Maximum                                    No escrow of funds.
Proceeds to us . . $   1.00 $ 200,000*
____________________________________________________________________________________

     Investing in these shares involves a high degree of risk. Investors should expect immediate substantial dilution. Even if we succeed in raising the maximum amount in the offering, it may not be sufficient to enable us to fully commence our proposed business operations without additional fund raising. (See "Risk Factors" page 7.) The shares offered should not be purchased by any investor who cannot afford to sustain the total loss of their investment.

     These securities have not been approved by the Securities and Exchange Commission or any state securities agency nor has the Commission or any agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     This offering is self underwritten and will be managed by us. The shares will be offered and sold by our officers and directors without discounts or other commissions.

     This offering will commence with the date of this prospectus and will end 120 days from that date, unless terminated earlier by us. There will be no extensions of time in which to continue this offering.



                 The date of this Prospectus is ____, 2003.

*Proceeds to Grafix2Go are shown before deducting estimated offering costs of $25,000 including legal and accounting fees and printing costs payable by Grafix2Go.


                             TABLE OF CONTENTS


                                                                      Page
                                                                     ------

Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . 12
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Comparative Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . . 15
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Directors, Executive Officers, Promoters and Control Persons . . . . . . 15
Security Ownership of Certain Beneficial Owners and Management . . . . . 16
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . 18
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . 20
Disclosure of Commission Position of Indemnification for Securities
  Act Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Organization Within Last Five Years. . . . . . . . . . . . . . . . . . . 21
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . 21
Management's Discussion and Analysis of Financial Condition. . . . . . . 25
  and Results of Operations
Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . 27
Certain Relationships and Related Transactions . . . . . . . . . . . . . 27
Market for Common Equity and Related Stockholders Matters. . . . . . . . 28
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 29
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Changes in and Disagreements with Accountant Disclosure. . . . . . . . . 41



                             PROSPECTUS SUMMARY

                                The Company

     Many people, organizations, and companies have a need to disseminate information to customers, clients, decision makers, students or trainees. Typically, this need has been met through printed materials, occasionally through audio and video cassettes and the internet, and in some instances through compact interactive computer discs ("CDs"). We are a start up company in the business of producing interactive CDs.

     Our Service
     -----------

     An interactive CD is a CD-ROM programmed to present information incorporating visual and audio techniques to create an interactive presentation. The interactivity of the CD gives it applications in a number of fields ranging from marketing to education. To use an interactive CD, a viewer inserts the CD into his or her computer. The viewer may view the contents of the CD from start to finish like a video tape, or the viewer can pick and choose what information he or she wishes to receive in any order he or she chooses. Moreover, the CD can be programmed to change the presentation based on input from the viewer.

     Marketing and Principal Markets
     -------------------------------

     To date, we have produced interactive CDs for only a few clients. To become an economically viable business we must increase the number of clients hiring us to produce interactive CDs. Following completion of this offering we will implement a marketing campaign targeted primarily at residential and commercial contractors, finish carpenters, educators and trainers and business financial analysts. Initially, we intend to focus our sales and marketing efforts in Utah, Idaho, Wyoming and Arizona. The extent of our marketing campaign will be dependent on the amount of funds we raise in this offering.

     If we raise at least $50,000 in this offering, we will undertake a limited marketing campaign, that will include the creation and production of up to 1,000 copies of a demonstrational interactive CD for distribution to specific targeted potential clients. Following distribution, our officers will make follow up sales calls to these potential clients to gauge interest and to make sales. If we raise at least $100,000, we will expand our marketing campaign to include the distribution of up to 5,000 copies of a sample interactive CD and running targeted ads in trade
association publications and newspapers.    If we raise the full $200,000
in this offering we will undertake a much larger scale marketing campaign including the production of up to 10,000 copies of a demonstrational interactive CDs for distribution, having a presence at industry trade shows, participating in and conducting seminars and advertising in trade association publications and magazines. If we are unable to raise at least $50,000 in this offering, it is unlikely that we will be able implement a marketing campaign that is more extensive than the word of mouth marketing we have relied on to date.

     Production Process
     ------------------


                                     5

     Once we have been hired by a client, we prepare a script for the CD presentation. This includes such things as layout, music, video work, interviews, graphic art, etc. We anticipate being able to meet most of our clients' presentation needs in-house, either through our databases of stored images, music, graphics, etc., or through the creative efforts of our officers. To the extent we cannot create a particular element in-house, we will contract with third parties to provide those elements. Once the presentation is scripted and the individual elements prepared, all parts of the presentation are programmed together on the CD. The CD then goes through testing and final review by the client. Upon final approval from the client, we provide the client with a master CD for duplication and the design for the CD case. We do not provide duplication services. We do, however, provide our clients with referrals to a number of duplication service providers.

     Shares Outstanding Before and After the Offering
     ------------------------------------------------

     We currently have 800,000 common shares issued and outstanding. We have 100,000 shares of Series A Convertible Preferred Stock issued and outstanding, which is convertible to common stock at a rate of one share for one share. We also have 30,000 shares of Series B Convertible Preferred Stock issued and outstanding, which is convertible to common stock on the basis of 1.2 common shares for each share of preferred stock.

     Assuming we sell the maximum number of shares being offered hereby, the total number of issued and outstanding common stock would be 1,000,000 shares. Assuming we sell the maximum number of shares being offered hereby, and all of the holders of the issued and outstanding shares of Series A and Series B Convertible Preferred Stock convert to common stock, the total number of issued and outstanding common stock would be 1,136,000 shares.

     This offering is being conducted on a best efforts, self-underwritten basis by our officers and directors. There is no firm commitment by any party to purchase any shares in this offering. Our officers and directors may not be able to sell the entire offering, or any of the offering.

                                The Offering
Securities Offered:                  200,000 shares of common stock.

Offering Price:                      $1.00 per share.

Fiscal Year End                      December 31


                          Selected Financial Data

     The following table summarizes certain of our selected historical financial data for the period from March 4, 2002 (date of inception) through December 31, 2002. Each prospective investor should carefully review the more detailed financial statements contained elsewhere in this prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our audited financial statements and the notes thereto appearing elsewhere in this prospectus.

                                     6


     Balance Sheet Data
     ------------------
     Total Assets                                    $       643
     Total Current Liabilities                       $     2,357
     Shareholder Deficit                             $     1,714
     Net Tangible Book Value                         $    (1,714)
     Net Tangible Book Value Per Share               $       .00

     Operations Data
     ---------------
     Gross Profits                                   $     7,414
     Expenses                                        $    53,681
     Net Income (Loss)                               $   (46,167)
     Earnings (Loss) per share                       $      (.05)

                                RISK FACTORS

     An investment in the shares offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in Grafix2Go.

     You risk loss of your full investment if we continue to suffer losses from operations. Due to a lack of funds, we have commenced only limited operations and cannot afford to fully market our product until the proceeds of this offering are available. We have a limited operating history. Because we are just starting-up, we may suffer significant losses from which we cannot recover. We face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets, implementing appropriate financial controls and internal operating policies and procedures.

     If we do not raise at least $50,000 in this offering we will have insufficient funds to implement a marketing campaign to educate potential
clients to the service we offer.   To operate profitably, we need more
clients. To date, we have not had significant operating capital and have primarily marketed our interactive CDs by word of mouth. We are dependent upon receipt of the proceeds of this offering to implement a marketing campaign to create awareness of the service we offer. Should we raise the maximum offering, we will recognize a gross amount of $200,000. We believe this amount will enable us to undertake a significant marketing campaign and continue operations for at least one year. If we do not raise at least $50,000, it is unlikely we will have sufficient funds to implement a marketing campaign any more extensive than the word of mouth marketing we have relied on up to this point. If we cannot implement at least a limited marketing campaign, we will be forced to continue to rely on revenues from CD sales and the efforts of our officers, which to this point have been insufficient to allow us to operate profitably. Even if the entire offering amount is raised, the amount of capital available to us will be extremely limited, and may be insufficient for us to create enough brand awareness and attract enough clients to operate profitably without additional fund raising. We have no commitments for additional funding beyond the proceeds we hope to be receive from this offering.

                                     7



     If our marketing campaign is unsuccessful you could lose your full investment. None of our officers are marketing experts and we have not retained nor have we budgeted for the retention of a marketing or advertising firm to assist us in marketing our interactive CDs. Moreover, we have done no significant market research in connection with the marketing of our interactive CDs. If, due to our lack of marketing experience, our marketing campaign does not generate sufficient sales to allow us to operate profitably, we will have to seek additional sources of funding to continue operations once the funds from this offering have been spent. We have no commitments for additional funding beyond the proceeds we hope to be receive from this offering. If we cannot obtain such additional funding, it is unlikely we will be able to continue operations.

     We will require our employees to enter into certain employment agreements which may make it more difficult to hire qualified employees.
If we cannot retain qualified employees we may be unable to operate profitably. Before we hire any employees, we will require them to enter into employment agreements that will include non-disclosure and non-compete agreements. We anticipate these agreements will be as restrictive as legally allowable. Qualified applicants may be unwilling to accept employment under such terms. If we are unable to find qualified employees willing to enter into such agreements our profitability could be adversely affected in several ways. If we cannot hire sufficient employees to create and fulfill demand for our CDs, we will be unable to produce sufficient revenue to operate profitably. Additionally, if we have to reduce the restrictive nature of our employment agreements to attract qualified employees, we will be greatly increasing the possibility that our own employees might steal our clients for their own benefit or the benefit of one or more of our competitors.

     The rapidly evolving nature of information technology and delivery could severely negatively impact our ability to operate profitably. Information technology and delivery is rapidly changing and evolving as new technologies and applications are discovered. Changes in the way people, businesses and organizations disseminate information could render our service obsolete before we can develop new services or products to react to market changes. If this happens, we will have no market for our interactive CDs and will likely be unable to continue operations.

                                     8


     If our service is not accepted in the market, we will be unable to generate revenues and you may lose your entire investment. Our proposed business is based on our belief that people, organizations and companies needing to disseminate information will find our interactive CD format more attractive than traditional mediums. Acceptance of our interactive CDs will be dependent on a number of factors including:

          -     advertising and promotion;
          -     response from the industry;
          -     availability of competing products and technologies;
          -     pricing factors;
          -     other intangible factors.

The abovementioned factors change rapidly and cannot be predicted with certainty. Our business is subject to all the risks associated with introducing a new product. There is substantial risk that our interactive CDs may not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized. We have not undertaken any independent market studies to determine the feasibility of our product or its potential market acceptance.

     Our officers and directors currently own 100% of our outstanding shares of common stock. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders. Our three officers and directors, taken as a group, currently beneficially own 100% of our outstanding common stock. Such concentrated control may adversely affect the price of our common stock. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

     Because our officers and directors maintain outside employment, they may have insufficient time to devote to make our business profitable. We currently have no employees and therefore rely heavily upon our officers and directors to meet our needs. Until such time as we can pay them, Brandon Stillman and Jared Stillman will maintain other employment. Moreover, Charles Stillman, our CEO and a director, who will initially bear primary responsibility for marketing our interactive CDs, maintains full-time outside employment. This will limit the time each officer and director can devote to our operations.

     You may lose the full amount of your investment if Brandon Stillman
and Jared Stillman cannot successfully develop our business.    We will
rely heavily on Brandon Stillman and Jared Stillman to develop our business. While Jared and Brandon have some limited experience in computer programming and graphics, they have virtually no business and sales experience. This lack of experience further increases the risk that they will be unable to successfully develop our business. If they cannot develop our business, we will be unable to sustain operations and may be forced to terminate operations.


                                     9



     There is no market for our securities and a market may never develop. Therefore, your investment in our stock may be illiquid for a significant period of time. Currently, our stock is not listed on any established trading system. Therefore, the market for our common stock is limited and we cannot assure you that a market will ever be developed or maintained. The fact that most of our stock is held by a small number of investors, further reduces the liquidity of our stock and the likelihood that any active trading market will develop.

     The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

          - our success, or lack of success, in marketing our products and services;
          -    competition;
          -    governmental regulations; and
          -    fluctuations in operating results.

     The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that may develop.

                         FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis" "Description of Business" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                              USE OF PROCEEDS

  The following table sets forth our present estimate of the allocation of net proceeds expected to be received from this offering. As stated in the table, Offering Expenses will be deducted and paid out of available funds prior to payment of any other expenditures. Actual expenditures may vary from these estimates. Pending such uses, we may invest the net proceeds in investment-grade, short-term, interest bearing securities.


                                     10


                                    If Maximum    If 100,000     If 50,000
                                   Amount Sold    Shares Sold  Shares Sold
                                   ------------  ------------  ------------
Total Proceeds                     $   200,000  $    100,000  $     50,000

Less:
  Offering Expenses                     25,000        25,000        25,000

Net Proceeds from
  Offering Available                   175,000        75,000        25,000

Use of Net Proceeds

  Equipment and Software                10,000         5,000         2,000

  Marketing
     Advertising (1)                    80,000        36,000        12,000
     Sales Materials                    20,000         8,000         4,000
     Trade Shows                        15,000         5,000             0

  Working Capital
     Salaries (2)                       40,000        16,000         5,000
     General and Administrative         10,000         5,000         2,000
                                   ------------  ------------  ------------
  Total Use of Net Proceeds        $   175,000  $     75,000  $     25,000
                                   ============  ============  ============

     If only a nominal number of shares are sold, the funds from such sales will be applied toward payment of the offering expenses. We have no arrangements with our current shareholders for any unpaid offering expenses.

                      DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

__________________

     (1) It is anticipated that some of the funds allocated for advertising could be paid to our offices in connection with their efforts to market our interactive CDs.

     (2) It is anticipated that most, if not all, of the funds allocated for salaries will be paid to our officers.

                                     11


                                  DILUTION

     As of the date of this offering, we had 936,000 (3) common shares issued and outstanding and a net tangible book value of ($1,714) or $.00 per share. We have 100,000 Series A Convertible Preferred shares issued and outstanding. These preferred shares may be converted to common shares on a one share for one share basis at any time. We also have 30,000 Series B Convertible Preferred shares issued and outstanding. These preferred shares may be converted on a1.2 shares of common stock for one share of preferred stock basis at any time.

     The proceeds from the sale of shares will vary depending on the total shares sold.

     If all 200,000 shares are sold, there would be a total of 1,136,000
(3) common shares issued and outstanding. If the maximum 200,000 common shares are sold, the net proceeds to us after deducting offering costs of $25,000 would be $175,000. Adding the net proceeds to our net tangible book value, our total net tangible book value would be $173,286. Dividing our net worth by the number of common shares outstanding discloses a per share book value of approximately $.15 per share. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $.85 per share or approximately 85% and the present shareholders will receive an immediate book value increase of approximately $.15 per share.

     If 100,000 shares are sold, there would be a total of 1,036,0003 (3) common shares issued and outstanding. If 100,000 common shares are sold, the net proceeds to us after deducting offering costs of $25,000 would be $75,000. Adding the net proceeds to our net tangible book value, our total net tangible book value would be $73,286. Dividing our net worth by the number of common shares outstanding discloses a per share book value of approximately $.07 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $.93 per share or approximately 93% and the present shareholders will receive an immediate book value increase of approximately $.07 per share.

     If 50,000 shares are sold, there would be a total of 986,000 (3) common shares issued and outstanding. If 50,000 common shares are sold, the net proceeds to us, after deducting offering costs, would be $25,000. Adding the net proceeds to our net tangible book value, our total net tangible book value would be $23,286. Dividing our net worth by the number of common shares outstanding discloses a per share book value of approximately $.02 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $.98 per share or approximately 98% and the present shareholders will receive an immediate book value increase of approximately $.02 per share.

     The following table illustrates the dilution which will be experienced by investors in the offering:

______________

     (3) All of our issued and outstanding preferred shares are immediately convertible to common. Therefore, they are being included with the common shares for purposes of computing dilution and presenting comparative data.


                                     12


                                    If Maximum    If 100,000     If 50,000
                                   Amount Sold    Shares Sold  Shares Sold
                                   ------------  ------------  ------------
Offering price per share before    $      1.00  $       1.00  $       1.00
  deduction of offering expense
Net tangible book value per share          .00           .00           .00
  before the offering
Net tangible book value per share          .15           .07           .02
  after the offering
Dilution to new investors per              .85           .93           .98
     share
Dilution to new investors as a              85%           93%           98%
  percentage


                              COMPARATIVE DATA

     The following charts illustrate our pro forma proportionate common stock ownership upon completion of the offering compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering based on sales of 200,000, 100,000 or 50,000 shares of common stock in this offering.

                   [This space intentionally left blank]
















                                     13


     If we sell all 200,000 common shares:
_____________________________________________________________________________________
                              Approximate                 Approximate
                              Percentage                  Percentage
                 Shares       Total Shares Total          Total          Average
                 Owned        Outstanding  Consideration Consideration  Price/share
_____________________________________________________________________________________
Present          936,000 (1)          82%        $30,000             13%       $0.03
Shareholders

New Investors       200,000           18%       $200,000             87%       $1.00
_____________________________________________________________________________________

     If we sell 100,000 common shares:
_____________________________________________________________________________________
                              Approximate                 Approximate
                              Percentage                  Percentage
                 Shares       Total Shares Total          Total          Average
                 Owned        Outstanding  Consideration Consideration  Price/share
_____________________________________________________________________________________
Present           936,000(4)          90%        $30,000            23%        $0.03
Shareholders

New Investors       100,000           10%       $100,000            77%        $1.00
_____________________________________________________________________________________

     If we sell 50,000 common shares:
_____________________________________________________________________________________
                              Approximate                 Approximate
                              Percentage                  Percentage
                 Shares       Total Shares Total          Total          Average
                 Owned        Outstanding  Consideration Consideration  Price/share
_____________________________________________________________________________________
Present          936,000 (4)          95%        $30,000            34%        $0.03
Shareholders

New Investors        50,000            5%        $50,000            63%        $1.00

_____________________________________________________________________________________


                          SELLING SECURITY HOLDERS

     None of our existing shareholders is selling securities pursuant to this registration statement.




_______________
     (4) All of our issued and outstanding preferred shares are immediately convertible to common. Therefore, they are being included with the common shares for purposes of computing dilution and presenting comparative data.



                                     14


                            PLAN OF DISTRIBUTION

     Currently, we plan to have our officers and directors, Charles, Brandon and Jared Stillman, sell the common shares on a self underwritten
basis.  They will receive no discounts or commissions.   In the past, we
have received unsolicited indications of interest in Grafix2Go from persons familiar with us. Charles, Brandon and Jared Stillman will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. At this time, we do not intend to retain an underwriter or licensed broker/dealers to assist us in the offer and sell of the shares. Similarly, we do not intend to offer the securities for sale on the internet. Neither Charles, Brandon nor Jared Stillman are registered broker-dealers and therefore will rely on the exemption provided in Rule 3a4-1 under the Securities Act of 1934 to sell the shares.

     To buy shares, you must complete and execute the subscription agreement and return it to us at 2211 North Fairfield Road, Layton, Utah 84041. Payment of the purchase price may be made by check or money order payable to the order of "Grafix2Go, Inc."

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                             LEGAL PROCEEDINGS

     To our knowledge we are not a party to any material legal proceeding or litigation and we know of no material legal proceeding or contemplated or threatened litigation. To our knowledge, there are no judgments against us. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities matters or performance in corporate office.

                  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                            AND CONTROL PERSONS

     The following table sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the Board of Directors.



Name of Director     Age      Term Served         Positions Held
----------------     -----    ------------------  ------------------
Charles Stillman     48       Since March 2002    CEO and Director

Brandon Stillman     20       Since March 2002    President and Director

Jared Stillman       23       Since March 2002    Secretary/Treasurer
                                                  and Director


                                     15


     The above individuals will serve as officers and/or directors. A brief description of their positions, proposed duties and their background and business experience follows:

     Charles Stillman. Since 1996, Mr. Stillman has been employed by Stillman & Stillman, a company he co-founded with his brother. Stillman & Stillman provides business consulting services particularly in the areas of business plan and funding plan preparation, training and investor relations. Stillman & Stillman has developed financial analysis and long-term budgeting projections software. Mr. Stillman has co-authored several books and business seminars. From 1989 to 1995, Mr. Stillman worked for the National Business Association representing Beneficial Life of Utah and American National Life of Texas. Mr. Stillman was primarily self employed as a contractor in the areas of construction and custom woodworking from 1975 to 1989.

     Brandon Stillman. Since March 2000, Mr. Stillman has been engaged in the development of the Grafix2Go concept. His primary responsibilities have been in the areas of graphic design, CD development, planning and administration. From July 1999 to February 2001, Mr. Stillman was a part time assistant manager at Tommy Angelo's, a local restaurant. During that time, he was responsible for inventory control, customer service, employee shift management and food preparation. Mr. Stillman graduated from Layton High School in June 2000.

     Jared Stillman. Mr. Stillman began working with his brother in the development of the Grafix2Go concept in June 2001. He has spent most of his time programming, producing and duplicating interactive marketing and other CDs. He is also responsible for CD quality control. From July 1999 to June 2001, Mr. Stillman was the store manager of the Layton Grocery Outlet. As such, he spent his time dealing with shipping and inventory matters, verifying register balances and addressing customer relations issues. Mr. Stillman also worked for the Layton Grocery Outlet as the freight manager from August 1996 to May 1997. From June 1997 to June 1999, Mr. Stillman served as a full time volunteer church missionary in East Germany.

     Brandon Stillman and Jared Stillman are sons of Charles Stillman.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

     The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.


                                     16


                              Amount of
                              Beneficial  % of Class          % of Class
Name and Address              Ownership   Before Offering(1)  After Offering(1)(2)
---------------------------   ----------  ------------------  --------------------
Charles Stillman              250,000     26.7%               22.0%
2211 North Fairfield Road
Layton, Utah 84041

Brandon Stillman              275,000     29.4%               24.2%
2211 North Fairfield Road
Layton, Utah 84041

Jared Stillman                275,000     29.4%               24.2%
2211 North Fairfield Road
Layton, Utah 84041

Frontier Consulting, LLC.(3)   70,000(4)   7.5%                6.2%
393 West 100 North, #1
Layton, Utah 84041
____________________________________________________________________________________
All officers and directors
as a group (3 persons)        800,000     85.5%               70.4%
____________________________________________________________________________________
     TOTAL                    870,000     92.9%               76.6%
____________________________________________________________________________________

     (1) Assumes all of the issued and outstanding shares of preferred stock have been converted because all preferred shares are immediately convertible.
     (2) Assumes that 200,000 shares are sold in this offering.
     (3) Scott Deru may be deemed to be the beneficial owner of the shares held by Frontier Consulting, LLC.
     (4) Frontier Consulting, LLC., holds Series A Convertible Preferred Stock which are immediately convertible into common stock.

     Brandon, Jared and Charles Stillman are officers and directors.

                       DESCRIPTION OF THE SECURITIES

     Description of Common Stock. We have 50,000,000 shares of authorized common stock with a $.001 par value. As of the date of this Registration Statement, we have outstanding 800,000 shares, all of which is validly issued, fully paid and non-assessable. Holders of our shares are entitled to receive dividends, when declared by the Board of Directors, out of funds legally available therefore. Any such dividends may be paid in cash, property or shares. We have not paid any dividends since our inception. All dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial conditions, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the shares will be paid in the future.

                                     17


     All shares have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

     Shares have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.

     During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights, which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     We will furnish annual reports to our shareholders which will include financial statements and other interim reports as we deem appropriate.

     Description of Preferred Stock. We currently have authorized 1,000,000 shares of preferred stock, par value $.001. Of those shares, we have authorized 100,000 shares designated as Series A Convertible Preferred shares and 50,000 shares designated as Series B Convertible Preferred shares. The rights and preferences of the remaining 850,000 shall be determined by the Board of Directors and may be issued in one or a series of additional designations.


          Series A Convertible Preferred Stock
          ------------------------------------

     We have 100,000 shares of Series A Convertible Preferred Stock issued and outstanding. The Series A shares have a liquidation value of $1.00. The holders of Series A shares shall be entitled to receive, when as and if declared by Board of Directors out of funds assets legally therefor, cash dividends at a rate of $.001 per share, and no more, payable annually in arrears on December 31 of each year beginning December 31, 2002. Dividends will be computed on the basis of a 365-day year. Dividends will be noncumulative and will accrue without interest.

                                     18


     We, and the holders of our Series A shares shall, at any time after issuance and upon the effectiveness of a registration statement registering the common shares underlying the Series A Preferred Stock, have the right to convert any whole preferred share into a whole share of fully paid, nonassessable common stock. For so long as we have not received a notice of conversion for Series A shares from its holder, we may redeem all of some of the Series A shares at any such time that we have an effective registration statement on file with the Securities and Exchange Commission registering the common shares underlying the Series A shares. The redemption price shall be equal to 100% of the liquidation value, plus all accrued but unpaid dividends on such shares. If we deliver notice of redemption pursuant to the foregoing, the holders shall retain their conversion rights with respect to up to 100% of the number of shares subject to the redemption.

          Series B Convertible Preferred Shares
          -------------------------------------

     We have 30,000 shares of Series B Convertible Preferred Stock issued and outstanding. The Series B shares have a liquidation value of $1.00. The holders of Series B shares shall be entitled to receive, when as and if declared by Board of Directors out of funds assets legally therefor, cash dividends at a rate of $.001 per share, and no more, payable annually in arrears on December 31 of each year beginning December 31, 2002. Dividends will be computed on the basis of a 365-day year. Dividends will be noncumulative and will accrue without interest.

     We, and the holders of our Series B shares shall, at any time after issuance and upon the effectiveness of a registration statement registering the common shares underlying the Series B Preferred Stock, have the right to convert any whole preferred share into a 1.2 shares of fully paid, nonassessable common stock. For so long as we have not received a notice of conversion for Series B shares from its holder, we may redeem all of some of the Series B shares at any such time that we have an effective registration statement on file with the Securities and Exchange Commission registering the common shares underlying the Series B shares. The redemption price shall be equal to 100% of the liquidation value, plus all accrued but unpaid dividends on such shares. If we deliver notice of redemption pursuant to the foregoing, the holders shall retain their conversion rights with respect to up to 100% of the number of shares subject to the redemption.

     Transfer Agent.

     Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294, has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Grafix2Go. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Grafix2Go for rendering their opinions in connection with this offering.

                                     19


     Legal Matters

     Certain legal matters will be passed upon for us by Poulton & Yordan, of Salt Lake City, Utah.

     The law firm of Poulton & Yordan acquired 30,000 restricted shares of Series A Convertible Preferred shares in March 2002 in exchange for legal services rendered to the Company not in connection with this offering. The legal services were valued at $3,000. At this time, we anticipate that Poulton & Yordan will convert its preferred shares to common shares once this offering is declared effective by the Securities and Exchange Commission. It is our understanding that at this time Poulton & Yordan does not intend to acquire additional shares of our stock in the offering or otherwise.

     Accounting Matters

     The financial statements included in this prospectus and elsewhere in the registration statement have been audited by David T. Thomson, P.C., located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                       FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    ORGANIZATION WITHIN LAST FIVE YEARS

     Grafix2Go, Inc., was formed as a Nevada corporation on March 4, 2002. We have limited operating history. Our executive offices are located at 2211 North Fairfield Road, Layton, Utah 84041. Our telephone number is
(801) 771-0694. The Company's website, which currently is not operational, will be located at www.grafix2go.com.

                          DESCRIPTION OF BUSINESS

                                     20


     Many people, organizations and companies have a need to disseminate information to customers, clients, decision makers, students or trainees. Typically, this need has been met through printed materials, occasionally through audio and video cassettes and the internet, and in some instances through compact interactive computer discs ("CDs"). We produce interactive CDs to assist our customers in meeting their information dissemination needs.

     Principle Service
     -----------------

     An interactive CD is a CD-ROM programmed to incorporate techniques in art design, graphics, photography and video, sound and programming to create a presentation that allows the viewer to interact with the presentation. A viewer can insert the CD and watch it from start to finish, much like a video tape, or the viewer can pick and choose what information he or she wishes to receive in any order he or she desires. Moreover, the CD can be programmed to change the presentation based on input from the viewer. The interactivity of the CD gives it applications in a number of fields ranging from marketing to education.

     If you were to insert one of our interactive CDs into the CD-ROM drive of your personal computer, you would likely hear music and go through a short introduction where you might both read and hear a narrative. You may then be asked to make selections regarding information that you want or need. By being interactive in this way, our CDs are designed to engage more senses and to involve the end user.

     To further engage the senses and involve the end user, we offer an interactive feature we call "morphing." When using this morphing feature,
a user can call up an item   such as a house or a car; view a menu of
options, click on the desired changes, and view the end product with the incorporated changes. This gives the end user the ability to see the end result on the computer screen instead of having to imagine or visualize the changes based on samples, brochures or color swatches. For example, morphing of kitchens, baths, entryways and home exteriors can assist potential home buyers in selecting between the various options offered by contractors. Similarly, particular features of a home can be morphed, such as kitchen cabinets, which can quickly change to display different doors faces, woods and finishes. Or a new car buyer can view the different options and colors offered by a manufacturer to choose the options and colors she wants on her new car.


     Marketing
     ---------

     While we have produced interactive CDs for a few clients, we must increase the number of parties hiring us to produce interactive CDs if we wish to operate profitably. As more fully discussed below, depending on the amount of funds we raise in this offering, we will market our services in several ways.

     If we raise at least $50,000 in this offering we will primarily market our services by mailing and hand delivering up to 1,000 copies of a sample interactive CD to our target markets. We will follow up with the potential customers to whom the sample CDs were delivered to determine whether they

                                     21


have an interest in our service. If they have interest, a representative from Grafix2Go will meet with them personally and try to retain them as a client. If we raise at least $100,000, we will expand our marketing campaign to include the distribution of up to 5,000 copies of a sample interactive CD and to running targeted ads in trade association publications and newspapers. If we are able to raise the full $200,000 we will broaden our campaign to include the distribution of up to 10,000 copies of a sample interactive CD. We will run ads in industry magazines, trade publications and newspapers and we will seek to have a presence at trade shows, including participating in and conducting seminars.

     We will also seek to develop and maintain alliances with advertising firms, educators and by joining and participating in recognized associations. Finally, we intend to develop a direct sales program which will focus on building strong relationships with our clients because we believe the word of mouth generated from satisfied clients and end users of our CDs will be our best marketing tool.

     If we do not raise at least $50,000 in this offering, it is unlikely we will have sufficient funds to implement a marketing campaign. If such is the case, we will continue to market our CDs as we have to date, which has been by word of mouth and through the personal contacts of our officers and directors.

     Principal Markets
     -----------------

     During the next twelve months we will focus our marketing and sales efforts to businesses in the following industries in Utah, Idaho, Wyoming and Arizona:

     -    Residential and Commercial Construction
     -    Finish Carpentry
     -    Education and Training
     -    Business Financial Analysis

     As discussed above, we believe our morphing feature will make our product a valuable marketing tool in the residential and commercial
construction and finish carpentry industries.   To date we have produced
CDs for two home builders in Utah. It is our understanding that they have distributed approximately 3,000 copies of the CDs to their potential customers.

     Our CEO and director, Charles Stillman has over 14 years experience in the residential construction and cabinetry and finish carpentry industries and we believe his experience helps us better understand the needs of companies operating in these industries.

     We also believe the interactive ability of our CDs may make them an effective tool in training and educational settings. Interactive CDs can be set up to require inputs and interaction with the student, unlike written manuals and audio and visual tapes which require no input or interaction from the student. We will seek to develop CDs to assist teachers in presenting subjects and materials. For instance, we produced an interactive CD for use in the "School to Careers" work study program offered by a number of school districts in Utah. This CD is being used to instruct students enrolled in the work study program regarding basic labor law issues and the district's work study program. We have sold approximately 100 copies of the CD. We do not anticipate significant additional sales of this CD.



                                     22


     Currently, there are a number of companies producing software packages to assist businesses in performing internal financial analysis. These programs can provide an internal analysis of key business ratios and information such as return on assets, return on sales, current ratio, EBITDA and break-even, to mention a few. These ratios can be very valuable to a business owner if he or she knows how to use the information provided by those ratios. In our experience many of these software packages are difficult to use, do not present the ratios in an easy to understand format and do not clearly explain what the ratio means and how it can be used by the business owner to his or her benefit. We believe our graphical interfaces can be easily integrated with a number of these software packages to provide enhancements such as interactive tutorials to instruct the business owner on the use of the software and what the information underlying the ratios is telling the business owner. Moreover, with our interactive CDs, the information can be displayed graphically which may help clarify and enhance learning.

     Production Process
     ------------------

     Once we identify a party who has interest in producing an interactive CD, we will meet with the prospective client to determine various issues, such as; what is their goal in producing an interactive CD, what is their principal product or service, who is their principal market, etc. We will identify what information they want on their CD, including such things as content, layout, presentation and appearance. We will then send the prospective client a bid based upon their wants, needs, budget and other constraints.

     Once a bid is accepted we prepare a script for the CD presentation. This includes such things as layout, music, video work, interviews, graphic art, etc. This will be reviewed by the client for approval. We anticipate being able to meet most of our clients' presentation needs in-house, either through our databases of stored images, music, graphics, etc., or through the creative efforts of our officers. To the extent we cannot create a particular element in-house, we will contract with third parties to provide those elements. Once the presentation has been scripted and the individual elements prepared, all parts of the presentation are programmed together and stored on the CD. At that point we alpha test the CD to check for and correct bugs in the programming and improve compatibility and speed.
Copies of the CD are then distributed to the client for beta testing on their machines to assure that the CD runs error free and to receive final review and approval from the client regarding content, presentation, performance, etc. When we have final approval from the client, we deliver the master CD, the design work for the CD cover and referrals for duplication, labeling and packaging services to the client. The client is responsible for duplication and packaging. We do not manufacture compact discs or the printed compact disc case. Typically, payment in full will be due upon delivery of the master CD.

     While our initial focus is on producing interactive CDs for third parties, we may develop our own line of proprietary interactive CDs for sale to third parties as revenues allow.

     Currently two clients account for almost 60% of our interactive CD sales. We believe this is more a function of the fact that we are just starting up and have not been able to implement a marketing campaign. It is our expectation that if we can implement a successful marketing campaign and build awareness of our interactive CDs, we will not be dependent on one or a few major customers.


                                     23


     Competition
     -----------

     We operate in a highly competitive environment. We anticipate we will have two primary sources of competition: producers of traditional mediums used to disseminate information; and other producers of CDs. Many of our competitors have greater resources, established clientele, existing industry relationships and more business and marketing experience than we do. Moreover, we are seeking to market a relatively new medium. While we believe interactive CDs offer advantages over more traditional mediums such as printed material, audio and video cassettes, and the internet, there is no guarantee that we can convince potential clients of those advantages.
If interactive CDs are not viewed as a superior method of disseminating information we may not obtain sufficient clients to allow us to operate profitably. If interactive CDs do meet with success in the market, there is nothing to stop our competitors from providing the same or similar services that we provide. Given their greater resources, our competitors may even be able to provide those services better, more economically or faster than we can.

     Research and Development
     ------------------------

     We have made no expenditures for research and development since our inception on March 4, 2002.

     Employees
     ---------

     Other than our officers, we have no employees. If we are able to raise the maximum offering amount, we anticipate hiring approximately five to seven employees within twelve months of the closing of this offering. We will look to hire one musician, one photographer, up to three graphic artists and up to two commissioned sales representatives to augment the services currently being provided by our officers and directors. If we raise less than the maximum offering, we will only hire employees as need and revenues from sales justify.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations
---------------------

     Revenues

     Total revenues for the period from inception on March 4, 2002, to December 31, 2002 was $27,658. As we began operations on March 4, 2002, there is no comparable period with which to compare. Our revenues consist primarily of fees collected from parties who hire us to produce an interactive CD for their use. Therefore, our revenues are almost entirely dependent on the number of interactive CDs we produce for third parties. We anticipate our revenues will increase if we can implement a marketing campaign. The breadth of our marketing campaign is completely dependent upon the amount of funds we raise in this offering.



                                     24


     Costs and Expenses

     We had costs and expenses of $73,925 for the period from March 4, 2002 to December 31, 2002. We had no costs or expenses in the comparable prior year period because we were not in existence. Costs and expenses consist primarily of costs of sales, marketing, product development and general and administrative expenses.

     Net Loss

     Our net loss for the period beginning March 4, 2002 and ending December 31, 2002, was
$46,167. Again, there is no comparable prior year period with which to compare as we did not commence operations until March 2002. While we suffered a net loss in the period from March 4, 2002 to December 31, 2002, we believe we can be profitable in the future. We base this belief on several factors. We have changed our basic revenue model. In our efforts to attract clients and to get our interactive CDs out and into the market, we agreed to produce interactive CDs for our two largest clients under a fee arrangement whereby they paid us a small fee up front, and then we receive a royalty payment based on the number of CDs those clients distribute to their end users. We have learned that the production of an interactive CD is very time intensive, with all of the cost and expense being incurred by the time the master CD is delivered to the client. Under this revenue model, we incur all of the costs up front but realize very little revenue until a later date. As we are just starting up, we cannot afford to carry those costs while we wait for a future revenue stream. We have since implemented a new revenue model. In most instances, we now require our clients to make a down payment of 50% of the job bid price before we will begin work on their CD. The remaining 50% is due at the time we deliver the master CD to the client. By structuring our primary revenue model in this manner, we are not forced to carry all of our costs and expenses while we wait for a future revenue stream. In addition to changing our revenue model, we believe we can reduce some of the costs and expenses associated with producing our interactive CDs in the upcoming year. Much of the cost and expense associated with producing our interactive CDs is the time spent by our officers in designing, producing
and programming the CD.    During the time we have been in operation we
have become much more proficient and have expanded our interactive CD programming capabilities. We expect that for the next year our officers will continue to increase their efficiency and correspondingly decrease some of the costs and expenses associated with the producing interactive CDs.

     Liquidity and Capital Resources
     -------------------------------

     Our working capital and our cash flows from operations for any year will be directly related to the production of interactive CDs.

     Since inception, we have realized gross profits of $7,414 before marketing, product development general and administrative and other expenses were deducted. We experienced negative cash flows from operations of $29,290 in period from March 4, 2002 to December 31, 2002.



                                     25


     Operational proceeds, combined with related party and external financing, have been used to fund our operations to date. Since inception, we have covered our capital requirement shortfall through additional financing from our control shareholders. These control shareholders, however, are under no obligations and have made no commitments to continue to provide such funds.

     Because of our current negative equity position and the need for additional funds to implement a marketing campaign to build awareness of our interactive CDs we are undertaking this offering. Our plan of operations for next twelve months will be entirely dependent upon the amount of funds we raise through this offering. The principle use of the proceeds from this offering will be to help defray costs incurred in starting the business and to undertake a marketing campaign to build a clientele. If we raise only minimal funding, the proceeds will be used to help cover the offering expenses of $25,000. If we raise $50,000 from the sell of shares, $25,000 will be used to pay offering expenses. Of the remaining $25,000, $16,000 will be allocated to cover marketing expenses, including the creation of a demonstrational interactive CD, duplication of up to 1,000 copies, mailing costs and making sales calls. The remaining $7,000 will be used as working to pay salaries to our officers and to cover general and administrative expenses. We anticipate we could sustain operations for approximately three months if we raise $50,000.

     If we raise $100,000, after paying the offering costs, we will have $75,000 available for operations. We will use approximately $49,000 to support our marketing campaign, which would include the production and mailing of approximately 5,000 demonstrational CDs, and running ads in industry magazines and newspapers. We will use $5,000 to acquire additional computer and peripheral equipment and additional copies of software and licenses. Approximately $21,000 will be used as working capital to pay salaries and cover general and administrative expenses. If we raise $100,000 we should be able to sustain operations for approximately six months without raising additional funds.

     If we sell all 200,000 shares registered in this offering, we should have approximately $175,000 available for our operations after paying offering costs. We will use approximately $115,000 to undertake a broader scale marketing campaign, which would include the production of approximately 10,000 demonstrational CDs. We will distribute these CDs by mailing, through personal contact and at trade shows. We will run ads in industry magazines, trade publications and newspapers. We will seek to have a presence at trade shows. If we raise the maximum, we will use approximately $10,000 to acquire additional computer and peripheral equipment and to upgrade current equipment, as well as acquiring additional copies of licensed software. Approximately $50,000 will be used to pay salaries and general and administrative expenses. If we raise $200,000 we should be able to sustain operations for approximately one year without raising additional funds.

                          DESCRIPTION OF PROPERTY

     Executive Offices
     -----------------

                                     26


     We currently use 300 square feet of space in Charles Stillman's residence in Layton, Utah as our principal executive offices pursuant to a verbal agreement with Mr. Stillman. We have no firm lease agreement with Mr. Stillman. If at any time Mr. Stillman decides he needs or wants the space, we have no right to continue to occupy it and could be forced to move. We rent this space for $102 per month pursuant to a verbal agreement with Mr. Stillman. To date, however, we have not paid any rents to Mr. Stillman, rather the rent has been treated as capital contributed by Mr. Stillman.

     As revenue justifies, we will seek to lease commercial office space. If we raise the maximum amount offered in this offering, we anticipate the need for up to 1,000 square feet of office space within the twelve months of closing the offering. If we do not raise the maximum amount, we believe the space we are currently using will be sufficient for our needs until such time as sales revenue justifies hiring employees.

     Equipment
     ---------

     We lease all of our office equipment, which includes five computer systems, monitors, printers and fax machines from Charles Stillman for $233 per month. The lease is for a term of three years and expires in December 2005. As with the rent, to date, Mr. Stillman has not received any lease payments for the office equipment. The value of those lease payments has been treated as a capital contribution.

     Assuming we raise at least $50,000 in this offering, we will begin making prospective rent and lease payments to Mr. Stillman following completion of the offering.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued shares to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.


                               Number    Consideration  Relationship to     Date of
Name                           of Shares Given          Grafix2Go           Issuance
----                           --------- -------------  ---------------     --------
Brandon Stillman               275,000   Services       President/Director  03/04/02
Jared Stillman                 275,000   Services       Secretary/Director  03/04/02
Charles Stillman               250,000   Services       Director            03/04/02
Frontier Consulting, LLC. (1)  70,000(1) $70            *                   03/04/02

     *    Beneficial owner of more than 5% of our outstanding shares.

     As discussed above, we rent all of our office equipment and our office space from Charles Stillman, our CEO and a director. The lease agreements with Mr. Stillman are on terms no less favorable to us than we could have obtained from an unaffiliated third party on an arms-length basis and was approved by a majority of our disinterested directors. To date, we have not paid any rental or lease payments to Mr. Stillman, rather all such payments have been treated as capital contributed by him. Assuming we raise at least $50,000 in this offering, we will begin making prospective rental and lease payments to Mr. Stillman following completion of the offering.
____________
     (5) Frontier Consulting, LLC., currently holds Series A Convertible Preferred shares which are immediately convertible into the same number of common shares.
                                     27


     We purchased our business plan from an entity which is 50% owned by Charles Stillman for $15,000. Mr. Stillman is an officer and director of Grafix2Go. Mr. Stillman contributed his share of the amount due him from the sale of the business plan, approximately $7,230, to Grafix2Go.

                         MARKET FOR COMMON EQUITY
                      AND RELATED STOCKHOLDER MATTERS

     At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer 200,000 common shares. To date, none of our outstanding shares of common stock are subject to outstanding options or warrants to purchase our common stock.

     In addition to the 200,000 common shares we are registering for sale pursuant to this offering, we are also registering 136,000 shares of our common stock, which are subject to conversion of our Series A and Series B Convertible Preferred Stock. We anticipate all of our outstanding preferred stock will be converted to common stock once this registration statement is declared effective by the Securities and Exchange Commission. We currently have 10 shareholders.

     None of our currently issued and outstanding shares are eligible for sale under Rule 144 because they have not been outstanding for at least one year.

                           EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid or accrued since the Company's inception in March 2002 through December 31, 2002 (the end of the Registrant's last completed fiscal year).

                              Summary Compensation Table
                              --------------------------
                                                   Long Term Compensation
                                                   Awards           Payouts
                                          Other    Restr                     All
Name and                                  Annual   icted    Options          Other
Principal                                 Compen   Stock    /       LTIP     Compen
Position          Year   Salary  Bonus    sation   Awards   SARs #  Payout   sation
----------------- ----   ------- ------- -------  ------- -------  -------  -------
Charles Stillman  2002   $  -0-  $   -0-  $   -0-  $  -0-   $  -0-  $   -0-  $ 23,205
 CEO and                                                                          (6)
 Director

                                          28



Brandon Stillman  2002      -0-      -0-      -0-     -0-      -0-      -0-     7,329
 President and                                                                    (7)
 Director

Jared Stillman    2002      -0-      -0-      -0-     -0-      -0-      -0-     8,155
 Secretary,                                                                       (8)
 Treasurer
 and Director
____________________________________________________________________________________


     To date we have no employees other than our officers. We do not have formal employment agreements with our officers. Currently they are treated as independent contractors. When funds allow, we anticipate entering into employment agreements with our officers and providing appropriate compensation packages.

Bonuses and Deferred Compensation

     We do not have any bonus, deferred compensation or retirement plan.
We may be adopt such a plan as deemed reasonable by the board of directors. Currently we have no compensation committee, until a compensation committee is appointed, all decisions regarding compensation will be determined by the board of directors.

Stock Option and Stock Appreciation Rights Plans

     We do not currently have a Stock Option or Stock Appreciation Rights Plan. No stock options or stock appreciation rights were awarded during the fiscal year ended December 31, 2002.

Termination of Employment and Change of Control Arrangement

     There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in cash compensation set forth above that would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the company or its subsidiaries, or any change in control, or a change in the person's responsibilities following a changing in control of the Company.
___________________________

     (6) The compensation paid to Charles Stillman was in connection with time he expended in development and marketing the Company's interactive CDs.
     (7) The compensation paid to Brandon Stillman was in connection with time he expended in development of interactive CDs for clients.

     (8) The compensation paid to Jared Stillman was in connection with time he expended in development of interactive CD's for clients.



                                     29



                            FINANCIAL STATEMENTS





                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                            FINANCIAL STATEMENTS

            FROM INCEPTION (MARCH 4, 2002) TO DECEMBER 31, 2002

                                    WITH

                        INDEPENDENT AUDITOR'S REPORT



















                                     30


                              GRAFIX2GO, INC.
                       (A Development Stage Company)


                                  CONTENTS


                                                                       PAGE


Independent Auditor's Report                                             32

Balance Sheet                                                            33

Statement of Operations                                                  34

Statement of Stockholders' Equity                                        35

Statement of Cash Flows                                                  36

Notes to Financial Statements                                         37-41















                                     31


David T.
     Thomson P.C.______________________________Certified Public Accountants



Independent Auditor's Report
----------------------------

Board of Directors
GRAFIX2GO, INC.
Salt Lake City, Utah

I have audited the accompanying balance sheet of Grafix2go, Inc. (a development stage company) as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows from inception (March 4, 2002) to December 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grafix2go, Inc. (a development stage company) as of December 31, 2002, and the results of its operations and its cash flows from inception (March 4, 2002) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company has been in the development stage since its inception on March 4, 2002. The Company has only cash assets with limited revenue from operations and a loss of $46,167 since inception. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations (See Note 4). These factors raise substantial doubt about the Company's ability to continue as a going concern.

/S/ David T. Thomson

Salt Lake City, Utah
January 28, 2003

           P.O. Box 571605 * Murray, Utah 84157 * (801) 966-9481



                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                               BALANCE SHEET

                                   ASSETS

                                                               December 31,
                                                                   2002
                                                              -------------

CURRENT ASSETS:
 Cash in bank                                                $          96
                                                              -------------
   Total Current Assets                                                 96
                                                              -------------
FIXED ASSETS
 Office equipment, net of depreciation of $137                         547
                                                              -------------
TOTAL ASSETS                                                 $         643
                                                              =============
                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                                            $       2,357
                                                              -------------
   Total Current Liabilities                                         2,357
                                                              -------------

STOCKHOLDERS' EQUITY:
 Convertible Preferred Stock; $.001 par value,
  100,000 shares authorized, 100,000 shares of
  noncumulative convertible and redeemable series
  A stock issued and outstanding, liquidation
  preference of $1 per share                                           100
 Convertible Preferred Stock; $.001 par value,
  50,000 shares authorized, 30,000 shares of
  noncumulative convertible and redeemable series B
  stock issued and outstanding, liquidation preference
  of $1 per share                                                       30
 Common Stock; $.001 par value, 50,000,000 shares authorized
  800,000 shares issued and outstanding                                800
 Capital in excess of par value                                     43,523
 Earnings (deficit) accumulated during the
  development stage                                                (46,167)
                                                              -------------
   Total Stockholders' Equity (Deficit)                             (1,714)
                                                              -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $         643
                                                              =============


 The accompanying notes are an integral part of these financial statements.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF OPERATIONS

                                                             From Inception
                                                            (March 4, 2002)
                                                                    To
                                                          December 31, 2002
                                                          -----------------
NET SALES                                                $          27,658
COST OF SALES                                                       20,244
                                                          -----------------

   Gross profit                                                      7,414
                                                          -----------------

EXPENSES
 Marketing                                                          23,397
 Product Development                                                18,830
 Depreciation                                                          137
 General and administrative                                         11,317
                                                          -----------------
   Total expenses                                                   53,681
                                                          -----------------

INCOME (LOSS) FROM OPERATIONS                                      (46,267)
OTHER INCOME (EXPENSE)                                                 100
                                                          -----------------
NET INCOME (LOSS) BEFORE INCOME TAXES                              (46,167)
 Provision for income taxes                                        -
                                                          -----------------
NET INCOME (LOSS)                                        $         (46,167)
                                                          =================

BASIC EARNINGS (LOSS) PER SHARE                          $           (0.05)
                                                          =================
DILUTED EARNINGS (LOSS) PER SHARE                        $           (0.05)
                                                          =================
WEIGHTED NUMBER OF SHARES OUTSTANDING                              921,000
                                                          =================





 The accompanying notes are an integral part of these financial statements.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF CASH FLOWS

                                                                     From
                       Preferred     Preferred                      Capital Inception
                         Series        Series                          in     (March
                        A Stock       B Stock       Common Stock     Excess  4, 2002)
                    --------------- -------------- --------------    of Par   to May
                     Shares  Amount Shares  Amount  Shares  Amount    Value  31, 2002
                    -------  ------ ------  ------ -------  ------  -------  --------
BALANCE,
March 4, 2002
(inception)               - $     -      - $     -       -  $    - $      - $       -

Shares issued
to initial
stockholders for
services, March
4, 2002 at $.001
per share                 -       -      -       - 800,000     800        -         -

Shares issued
for services,
March 4, 2002
at $.10 per
share                30,000      30      -       -       -       -    2,970         -

Shares issued
for cash, March
4, 2002 at $.001
per share            70,000      70      -       -       -       -        -         -

Shares issued
for cash for
April and May
2002 at $1.00
per share                 -       - 30,000      30       -       -   29,970         -

Noncash capital
contributed
by stockholder            -       -      -       -       -       -   10,583         -

Net income (loss)
from March 4,
2002 (inception)
to December
31, 2002                  -       -      -       -       -       -        -  (46,167)
                    -------  ------ ------  ------ -------  ------  ------- ---------
BALANCE,
December
31, 2002            100,000 $   100 30,000 $    30 800,000  $  800 $ 43,523 $(46,167)
                    =======  ====== ======  ====== =======  ======  ======= =========


 The accompanying notes are an integral part of these financial statements.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF CASH FLOWS

                                                             From Inception
                                                             (March 4, 2002)
                                                               to December
                                                                 31, 2002
                                                              -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash paid to suppliers and others                            $     (29,290)
                                                              -------------
   Cash Flows (Used) by Operating Activities                       (29,290)
                                                              -------------
CASH FLOW FROM INVESTING ACTIVITIES:
 Purchase of office equipment                                         (684)
                                                              -------------
   Cash Flows (Used) in Investing Activities                          (684)
                                                              -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of Preferred Series A stock                                   70
 Issuance of Preferred Series B stock                               30,000
                                                              -------------
   Cash Flows Provided (Used) by Financing Activities               30,070
                                                              -------------

NET INCREASE (DECREASE) IN CASH                                         96

CASH - BEGINNING OF PERIOD                                               -
                                                              -------------
CASH - END OF PERIOD                                         $          96
                                                              =============
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
 PROVIDED (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                            $     (46,167)

Adjustment to reconcile net income (loss) to net
 cash provided (used) by operating activities
 Common stock issued for services                                      800
 Preferred Series A stock issued for services                        3,000
 Noncash capital contributed by stockholder                         10,583
 Depreciation                                                          137
 Changes in assets and liabilities
  Accounts payable                                                   2,357
                                                              -------------
   Total Adjustments                                                16,877
                                                              -------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES             $     (29,290)
                                                              =============
NONCASH TRANSACTIONS
 Common stock issued for services                            $         800
                                                              =============
 Preferred Series A stock issued for services                $       3,000
                                                              =============
 Noncash capital contributed by stockholder                  $      10,583
                                                              =============

 The accompanying notes are an integral part of these financial statements.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOTE   1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - The Company was organized under the laws of the State of Nevada on March 4, 2002 and has elected a fiscal year end of December 31st. The Company intends to engage in business operations to produce and market interactive CD's to help people, organizations and companies tap into the interactive CD medium. The Company is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. All customers are from Utah and 34% and 25% of the sales are from two customers.

     Net Earnings Per Share - The computation of net income (loss) per share of common and convertible preferred series A and B stock is based on the weighted average number of shares outstanding during the period presented.

     Income Taxes - Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Due to a loss from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending December 31, 2002, the Company did not have non-cash investing.

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Office Equipment - Office equipment was recorded at cost. The Company uses accelerated methods of computing depreciation for financial reporting purposes and for income tax purposes. The estimated life of the equipment is 5 years.

     Revenue recognition   -   The Company recognizes revenue at the time
     its customers take delivery of a completed interactive CD and
     ownership title has past to the customer.   The CD is sold as is and
     has no money back guarantee or product warranties.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOTE   2  -  COMMON AND PREFERRED STOCK TRANSACTIONS AND TERMS

     The Company, on March 4, 2002, issued 800,000 shares of its Common Stock to initial stockholders as compensation for services rendered at $.001 per share (par value) for a total amount of $800. The shares were valued at the fair market value of the services performed. Also, the Company on March 4, 2002, issued 100,000 shares of its Preferred Convertible Series A stock. Legal counsel was issued as compensation for services rendered 30,000 shares at $.10 per share for a total amount of $3,000. Frontier Consulting LLC was issued 70,000 shares at $.001 per share (par value) for $70 cash. The shares issued for services were valued at the fair market value of the services performed.

     The Series A Convertible Preferred Stock is convertible into Common Stock of the Company at a rate of one share of Preferred Stock for one share of Common Stock. The holder or the Company may convert the Series A Convertible Preferred Stock at any time when the Company has an effective registration statement on file registering the Common Stock underlying the conversion. The Company has the right to redeem the Preferred Shares at any time prior to receipt by the Company of a Notice of Conversion from the holder. The redemption price is equal to 100% of the liquidation value of the shares plus all unpaid dividends on the shares. Holders of shares of Series A Convertible Preferred Stock will be entitled to receive cash dividends, when declared, at an annual rate of $.001 per share, and no more, payable annually in arrears on December 31, of each year. The Dividends will be noncumulative and accrue without interest. The Series A Convertible Preferred Stock will have priority as to dividends over the Common Stock of the Company. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share. The holders of the shares of Series A Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.

     The Company during April and May of 2002 issued 30,000 shares of its Preferred Convertible Series B stock. The 30,000 shares were issued for cash at $1.00 per share for a total cash amount received of $30,000.

     The Series B Convertible Preferred Stock is convertible into Common Stock of the Company at a rate of 1.2 shares of Preferred Stock for one share of Common Stock. The holder or the Company may convert the Series B Convertible Preferred Stock at any time when the Company has an effective registration statement on file registering the Common Stock underlying the conversion. The Company has the right to redeem the Preferred Shares at any time prior to receipt by the Company of a Notice of Conversion from the holder. The redemption price is equal to 100% of the liquidation value of the shares plus

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOTE 2  -    COMMON AND PREFERRED STOCK TRANSACTIONS AND TERMS
          CONTINUED

     all unpaid dividends on the shares. Holders of shares of Series B Convertible Preferred Stock will be entitled to receive cash dividends, when declared, at an annual rate of $.001 per share, and no more, payable annually in arrears on December 31, of each year. The Dividends will be noncumulative and accrue without interest.

     The Series B Convertible Preferred Stock will have priority as to dividends over the Common Stock of the Company but its dividend priority is equal to that of Preferred Series A Stock. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share and this preference is also equal to that of Preferred Series A Stock. The holders of the shares of Series B Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.

     At December 31, 2002, 136,000 shares of the Company's common stock were reserved for conversion of Preferred Series A and B Convertible Stock. The liquidation value of the Preferred Series B Convertible Stock is $30,000.

NOTE    3  -  RELATED PARTY TRANSACTIONS

     The Company purchased from a related entity a business plan covering its interactive CD business for an amount of $15,000. This amount is part of the expense shown in the statement of operations under marketing. An officer of the Company and his brother each own 50% of the related entity. The officer contributed his share of the amount due him from the above transaction to the Company. The amount of the noncash contribution by the stockholder relating to the sale of the business plan to the Company was $7,230 and is shown as contributed capital in the statement of stockholders' equity.

     An officer of the Company is providing free office space to the Company and the free use of office equipment to the Company. The fair market value of the above provided free to the Company has been shown as contributed capital in these financial statements with the related expense shown in the statement of operations. The amount of the contributed capital for the above through December 31, 2002 was $3,353. Thus, the total of contributed capital by officers of the Company through December 31, 2002 was $10,583. Certain officers and directors, who are also stockholders, received payment for time and services performed during the period ended December 31, 2002 totaling $38,668. These payments are included in costs of goods sold expense ($17,644), marketing expense ($4,876), and product development expense ($16,148).

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOTE    4   GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reported in the financial statements, the Company had an accumulated deficit at December 31, 2002 of $46,167. The Company is in the development stage, and has very limited operating capital. The Company has not yet established revenues sufficient to cover its operating cost, and these factors create doubt as to whether it can continues as a going concern.

     The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses.
     If the Company is unable to obtain adequate capital it could be forced to cease operations.

     In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company by obtaining capital from the sale of its common stock to meet future capital needs to market its products and to pay additional salaries and administrative costs related to plans for increasing sales. Whether the sale of common stock is successful or not the Company plans to move forward in its organizational plans as explained in Note 1. The Company will do this through continued effort to promote and sale its interactive CD's.
     The Company will continue to try and keep expenses as low as possible; use noncash contributed capital as much as feasible and viable. Management will grow the Company as fast as it can based on capital from sales as it has done since inception if outside capital from stock sales is not obtained. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

     The ability of the Company to continue as a going concern is dependent upon its ability to success fully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOTE    5   INCOME TAXES

     Income tax expense consists of the following components:
     Current                                                   $    -
     Estimated deferred tax liability (benefits)                    (6,925)
     Less valuation allowance                                        6,925
                                                               -----------
     Net                                                       $     -

     At December 31, 2002, the Company had an estimated net federal operating loss (NOL) of $46,167, which can be carried forward to offset operating income. The net operating loss expires in 2022. A valuation allowance of $6,925 has been established for those tax credits, which are not expected to be realized.

NOTE    6  -  PROPOSED PUBLIC OFFERING OF COMMON STOCK

     The Company is in the process of completing a Form SB-2 Registration Statement under the Securities Act of 1933. The Company is proposing to sell a maximum of 200,000 shares of its common stock at $1.00 per share for a total maximum of $200,000. The period of the offering to sell the common stock will be 120 days from the effective date of the Registration Statement. The officers of the Company will act as sales agents and will not be paid any commissions on the sale of the common stock. Expenses of the offering are estimated to be $25,000. The Company is also proposing to register the 136,000 shares of common stock underlying its already issued and outstanding shares of Preferred Convertible Series A and B stock as part of the above filing.

              CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE
     None.

     We have not authorized anyone other than our officers and directors to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained throughout this prospectus is correct as of any time subsequent to the date hereof.

     Until ____________________, 2003 (__ days from the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                              GRAFIX2GO, INC.

                       200,000 Shares of Common Stock

                                 PROSPECTUS

                     ____________________________, 2003



__________________________________________________________________________

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

__________________________________________________________________________

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.
                                     43


          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:


                                                    Amount
     Expense                                        Maximum
     -------                                        ------------
     SEC Registration Fees                                $30.91
     Blue Sky fees and expenses                        $2,500.00
     Printing and shipping expenses                    $3,500.00
     Legal fees and expenses                          $15,000.00
     Accounting fees and expenses                      $2,000.00
     Transfer and miscellaneous expenses               $1,969.09

     Total                                            $25,000.00






                                     44


                  RECENT SALES OF UNREGISTERED SECURITIES

     We have issued the following unregistered securities since our inception:

     On March 4, 2002, 275,000 restricted common shares were issued to our President and director, Brandon Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 275,000 restricted common shares were issued to our Secretary /Treasurer and director, Jared Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 250,000 restricted common shares were issued to our director, Charles Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 70,000 restricted Series A Convertible Preferred shares were issued to Frontier Consulting, LLC for $70.00 pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On March 4, 2002, 30,000 restricted Series A Convertible Preferred shares were issued to the law firm of Poulton & Yordan pursuant to a pre-incorporation subscription agreement. The shares were issued for legal services valued at $3,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.


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     On April 10, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Dr. Lowell K. Anderson pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 18, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Donald and Elaine Deru pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 23, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to the Randy Fellows Retirement Trust pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 23, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to the DJ Clark Family Limited Partnership pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share.
The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 29, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Charles L. Smith pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.


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                               EXHIBIT INDEX

SEC
Reference      Exhibit No.    Document                           Location
---------      -----------    --------                           --------
3              3.01           Articles of Incorporation          As filed

3              3.02           Amended Bylaws                     Attached

5              5.01           Opinion on Legality                As filed

23             23.01          Consent of Independent Auditors    Attached

23             23.02          Consent of Attorney                As filed

99             99.01          Specimen Subscription Agreement    As filed


                                UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Grafix2Go pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Grafix2Go in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                                     47


     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                 SIGNATURES

     The issuer has duly caused this SB-2/A-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on February 19, 2003.


                         Grafix2Go, Inc.


                         By: /s/ Charles Stillman
                             ----------------------------
                               Charles Stillman, Chief Executive Officer




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     This SB-2/A-1 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title                                    Date

/s/ Charles Stillman                              February 19, 2003
------------------------------
Charles Stillman
Chief Executive Officer and Director



/s/ Brandon Stillman                              February 19, 2003
------------------------------
Brandon Stillman
President and Director



/s/ Jared Stilman                                 February 19, 2003
------------------------------
Jared Stillman
Secretary, Treasurer and Director



















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